Exhibit 10.14
NON-RECOURSE
LOAN PARTICIPATION AGREEMENT

Originating Bank	Participant
First Southern National Bank	Universal Guaranty Life Insurance Company

BORROWER

Interest Rate	Principal Amount/Credit Limit	Funding/ Agreement Date	Maturity Date	Customer Number	Loan Number

TERMS AND CONDITIONS

1.  Sale of Loan Participation   Interest:      Originating   Bank   hereby   sells,   assigns,   transfers  and  delivers  to  the  Participant, a $___________________________ interest in the Originating Bank's ownership rights in and to the indebtedness, promissory note or notes, collateral security and all documents relating to the loan or loans described above (hereinafter, one or more, referred to as the 'Loan").

2.  Ownership of Loan Participation Interest: The parties hereto agree that the Participant shall be considered for all purposes as the legal and equitable owner of the above interest in the indebtedness, promissory note or notes, collateral security and all documents relating to the Loan, together with all of the rights, privileges and remedies applicable thereto.

THIS LOAN PARTICIPATION CONSTITUTES A SALE OF A PERCENTAGE OWNERSHIP INTEREST IN THE ABOVE REFERENCED INDEBTEDNESS, NOTE OR NOTES, COLLATERAL SECURITY AND OTHER LOAN DOCUMENTS AND SHALL IN NO WAY BE CONSTRUED AS AN EXTENSION OF CREDIT BY THE PARTICIPANT TO THE ORIGINATING BANK.

3.        Agent for Collection and Servicing:

(a)  The Originating Bank shall act as the disclosed agent of the Participant in connection with receipt and collection of the Participant's ownership interest in the Loan and in payments to be made thereunder.  The Originating Bank shall additionally act as the disclosed agent of the Participant in connection with the continued servicing of the Loan.
(b)  The Originating Bank shall exercise the same degree of care and discretion in continuing to service the Loan and in collecting payments thereunder, as the Originating Bank would ordinarily take in servicing the Loan and in collecting payments thereunder solely for its own account.
(c)  The Originating Bank may not, however, without the prior consent and concurrence of the Participant; (i) make or consent to any amendments in the terms and conditions of the Loan, or the terms of the note or notes evidencing the Loan, or in any security agreement or instrument securing the Loan; (ii) waive or release any claim against any Borrower and/or against any co-maker, guarantor or endorser under the Loan; (iii) make or consent to any release, substitution or exchange of collateral; (iv) accelerate payment under the Loan and/or under any note or notes evidencing the Loan; (v) commence any type of collection proceeding against the Borrower and/or against any co-maker, guarantor or endorser under the Loan; and/or (vi) seize, sell, transfer, assign, foreclose or attempt to exercise against any collateral securing the Loan.
(d)  The Participant may terminate the agency status of the Originating Bank as provided in Section 4 of this Agreement.

4.  Termination of Agency Status:

(a)  The Originating Bank's agency status under Section 3 above shall terminate at the election of the Participant upon: (i) the insolvency, closing or liquidation of the Originating Bank; (ii) if, within the opinion of the Participant, the Originating Bank should fail to comply with its fiduciary and/or other obligations as provided under this Agreement; or (iii) if the Originating Bank and the Participant are unable to mutually agree as to a course of action to be taken with regard to collection of the Loan following the Borrower's default or as to any matter listed in Section 3(C) of this Agreement.
(b)  Upon termination of the Originating Bank's agency status, the Participant shall have the right to immediately notify the Borrower, directing the Borrower to forward principal and interest payments under the Loan directly to the Participant, in sufficient amounts to satisfy the Participant's then percentage ownership interest in the Loan.  The Originating Bank shall join in this notice to the Borrower upon request by the Participant.
(c)  Unless otherwise provided herein, the remaining terms and conditions of this Agreement shall survive the termination of the Originating Bank agency status.  Such remaining terms and conditions of this Agreement shall continue to apply until such time as the Loan is paid in full or the Participant's ownership interest in the Loan is repurchased by the Originating Bank as provided in Section 11 below.

5.  Representations and Warranties by Originating Bank:

(a)  The Originating Bank makes the following representations and warranties to the Participant: (i) the Originating Bank has provided the Participant with copies of all relevant credit and other information currently in the possession of the Originating Bank, that were used by the Originating Bank as a basis of and for its decision to make the Loan to the Borrower; (ii) the Originating Bank has additionally provided the Participant with copies of the Loan documents that were executed (and/or are to be executed) by the Borrower as well as by other co-makers, guarantors and endorsers under the Loan; (iii) where the Loan is presently in existence, there are no events of default under the Loan and/or under the Loan documents, the Loan has not been classified on the books of the Originating Bank, the Loan is presently on accrual status; and the terms of the Loan have not previously been renegotiated as a result of a prior deterioration in the Borrower's financial condition.
(b)  The Originating Bank makes no representation or warranties, whether expressed or implied, to the Participant, as to the collectability of the Loan, the continued solvency of the Borrower, or as to the existence, sufficiency or value of the collateral securing the Loan.
(c)  The Originating Bank makes no representations or warranties, whether expressed or implied, to the Participant, as to the validity and enforceability of the Loan documents, other than that: (i) the Loan documents were validly executed by the Borrower, as well as, to the degree applicable, by the co-makers, guarantors and/or endorsers under the Loan; (ii) to the extent required under applicable law, the security agreements under the Loan were (and/or will be) properly recorded in order to result in the valid perfection of a security interest on the collateral subject to such agreements; and (iii) to the extent required under applicable law, the Originating Bank has taken (and/or will continue to take) whatever additional actions may be necessary and proper to validly perfect and maintain a security interest on the collateral securing the Loan.

6.  Representations and Warranties by Participant: The Participant represents and warrants to the Originating Bank that the Participant based its decision to purchase a participation ownership interest in the Loan solely upon the Participant's own independent evaluation of the Loan, the Borrower's creditworthiness and the existence, value and lien status of collateral securing the Loan.

7.  Additional Obligations of Originating Bank:

(a)  The Originating Bank shall promptly notify the Participant should the Originating Bank learn or have knowledge of the following: (i) any change in the financial condition of the Borrower, or any co-maker, guarantor or endorser under the Loan, which may have a material adverse effect upon continuation of the payments under the Loan or the Loan's ultimate collectability; (ii) any material change in the value of collateral securing the Loan; (iii) any change in lien status as affecting the secured collateral; (iv) any request by the Borrower, or by any co-maker, guarantor or endorser under the Loan, for any change in the terms and conditions of the Loan, or in the terms of any note or notes evidencing the Loan, or in any security agreement or instrument securing the Loan; (v) any request by the Borrower, or by any co-maker, guarantor or surety under the Loan, or the release, substitution or exchange of any collateral securing the Loan; (vi) any request of the Borrower, or by any co-maker, guarantor or endorser under the Loan, for the release of any personal obligations of any such party under the Loan; (vii) any request by the Originating Bank for any change in the terms and conditions of the Loan, or in the terms of any note or notes evidencing the Loan, or in any security agreement or instrument securing the Loan; (viii) any request by the Originating Bank for an increase in and/or substitution or exchange of collateral securing the Loan; (ix) any failure by the Borrower to pay principal and/or interest payments under the Loan when due; and/or (x) the occurrence of any other event, which with the passage of time and/or failure to cure, would constitute an event of default under the Loan or under any note or notes evidencing the Loan, or under any security agreement or instrument securing the Loan.
(b)  As long as the Participant continues to have an ownership interest in the Loan, the Originating Bank agrees to regularly provide the Participant with copies of all related information in its possession to include any credit related and other information concerning the Borrower, the Loan and the collateral securing the Loan including without limitations, copies of: (i) current financial statements of the Borrower, as well as of all co-makers, guarantors and sureties under the Loan; (ii) any officer's certificates, financial and other statements and information submitted by the Borrower to the Originating Bank in connection with the Loan; (iii) the records of the Originating Bank reflecting the amounts and dates of receipt of principal and interest payments under the Loan; (iv) any information and/or documents in possession of the Originating Bank bearing upon the continuing creditworthiness of the Borrower.

8.  Application of the Payments:  The Originating Bank and the Participant shall each share in all principal and interest payments and other collections under the Loan in proportion to their respective percentage ownership interests in the Loan (with appropriate provisions made for differences in interest rates between the Originating Bank and the Participant. Principal and interest payments and/or other amounts collected by the Originating Bank under the Loan shall be held in trust for the benefit of the Participant until such funds, representing the Participant's ownership interest in such payments, are actually paid to and received by the Participant.

9.  Additional Loans by Originating Bank:

(a)  The Participant recognizes and agrees that the Originating Bank may have other existing loans and in the future may make additional loans to the Borrower and/or to other co-makers, guarantors, and sureties under the Loan, which other and/or additional loans may not be participated to the Participant.
(b)     The Participant further recognizes and agrees that the Originating Bank shall have no obligation to attempt to collect payments under the Loan in preference and priority over the collection and/or enforcement of any other and/or additional loans by the Originating Bank as referenced in (a) above.
(c)  The Originating Bank, however, agrees that the proceeds of all collateral directly securing repayment of the Loan shall be applied first to the payment of the Loan as provided in Section 8 above.  Any excess proceeds may be applied by the Originating Bank to the payment of any other and/or additional loans then owing to the Originating Bank that may be indirectly secured by such collateral as a result of the inclusion of "cross-collateralization" provisions in the security agreements executed in connection with the Loan in favor of the Originating Bank.
(d)  The parties hereto further agree that the Participant shall have no interest in any other property of the Borrower or any co-maker, guarantor or endorser, taken as security for any other and/or additional loan or loans made by the Originating Bank, or acquired by the Originating Bank or in any property now or hereafter in the possession or control of the Originating Bank, which other property may indirectly secure repayment of the Loan by reason of "cross-collateralization"; except that, if any such other property or the proceeds thereof is applied to the reduction of the Loan, then the Participant shall be entitled to share in such an application of payment or payments as provided in Section 8 of this agreement.

10.      Default:

   (a)  Upon the occurrence of any event of default under the Loan, the Originating Bank and the Participant shall consult upon themselves as to a mutually agreed upon course of action to pursue in order to collect the amounts then owed under the Loan.
   (b)  If the Participant and the Originating Bank cannot mutually agree upon what course of action to take, or if the Originating Bank should fail for any reason to take such mutually agreed upon action or actions to the satisfaction of the Participant, the parties hereto unconditionally agree that either the Originating Bank or the Participant may then elect, upon written notice to the other, to accelerate payment under the Loan and/or under any note or notes evidencing the Loan, and to institute such legal proceedings as are necessary and appropriate, within the sole opinion of the instituting bank, to collect the indebtedness then due under the Loan, to enforce the security therefore, and to protect and preserve the respective rights and interests of the parties.  To that end, the bank instituting such proceedings shall make the other bank a party thereto and each bank shall bear the costs and expenses of such proceedings in proportion to their respective percentage interest in the loan existing at the time of the default.
  (c)  In the event that the Participant elects to accelerate payment of the Loan and to institute legal proceedings as provided in (b) above, or upon the Originating  Bank's failure, insolvency and/or closing: (i) the Originating Bank unconditionally agrees to immediately forward the original Loan documents (including, without limitation, the original of the Borrower's note or notes evidencing the Loan and all security agreements and instruments therefore) to the Participant, together with such other documents, files and records as may be necessary, within the opinion of the Participant and its counsel, to permit the Participant to institute appropriate collection and/or foreclosure proceedings under the Loan and/or against the collateral securing the Loan; (ii) the Originating Bank shall further turn over any secured collateral in its possession to the Participant; (iii) the Originating Bank additionally agrees to join in any demand letter or other communications forwarded by the Participant to the Borrower and/or to any co-makers, guarantors or endorsers under the Loan; (iv) the Originating Bank further agrees to execute such additional documents in favor of the Participant as may be deemed to be necessary and proper by the Participant and its counsel to permit the Participant to foreclose against collateral securing the Loan under applicable state law procedures.

11.     Miscellaneous:

  (a)    The Participant may not sell, pledge, assign, sub-participate or otherwise transfer its percentage ownership interest under the Loan without first obtaining the prior written consent of the Originating Bank, which consent shall not unreasonably be withheld.
  (b)  This Agreement shall be governed and construed under the laws of the State of Kentucky.
  (c)  This Agreement shall be binding upon the parties hereto, as well as their respective legal representatives, successors and assigns.
  (d)  All notices under this Agreement shall be in writing and mailed to the respective parties at the address given herein.
  (e)  Should any provision of this Agreement be deemed invalid or unenforceable as contrary to applicable law, the parties hereto agree that such provision shall automatically be deemed to be reformed as to be consistent with applicable law.

12.    Other Terms and Conditions:

   (a)     Participant will pay to Originating Bank an annual servicing fee of .25%.

ORIGINATING BANK:                                                                                         PARTICIPANT:

_____________________________________________________        _________________________________________________________
First Southern National Bank                                                                             Universal Guaranty Life Insurance Company

Effective Date: ______________________________                                              Effective Date: ______________